Exhibit 4.6

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”) dated as of December 23, 2022, by and among Diebold Nixdorf, Incorporated, an Ohio corporation (the “Issuer”), each Guarantor (as defined in the Indenture referred to below) listed on the signature pages hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, a national banking association, as Trustee under the Indenture referred to below.

W I T N E S E T H:

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an indenture (as supplemented to the date hereof, the “Indenture”), dated as of April 19, 2016, providing for the issuance of an unlimited aggregate principal amount of 8.50% senior notes due 2024 (the “Notes”);

WHEREAS, the Issuer and the Holders desire to amend the Indenture to amend certain provisions of the Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of a majority in principal amount of the Notes then outstanding;

WHEREAS, the Holders of over a majority in principal amount of the Notes outstanding have provided their written consent to this Fourth Supplemental Indenture and the amendments set forth herein; and

WHEREAS, the Issuer has complied with all conditions precedent provided for in the Indenture relating to this Fourth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fourth Supplemental Indenture refer to this Fourth Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AMENDMENTS TO THE INDENTURE

SECTION 2.1. Amendments to the Indenture. Effective as of the date hereof, the Indenture is hereby amended so that Section 9.07 of the Indenture is replaced in its entirety with the following:

Section 9.07 Payment for Consent – The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that this Section 9.07 shall not be breached if such consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are “qualified institutional buyers,” within the meaning of Rule 144A, institutional “accredited investors,” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or non-U.S. persons, within the meaning of Regulation S then such consideration need only be offered to all Holders to whom the exchange offer is made and to be paid to all such Holders that consent, waive or agree to amend in such time frame.

Any Appendix, Schedule, Exhibit or other attachment to the Indenture not amended pursuant to the terms of this Fourth Supplemental Indenture shall remain in effect without any amendment or other modification thereto.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Issuer and the Guarantors shall be given as provided in the Indenture, at the address for the Issuer and the Guarantors set forth in the Indenture.

SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee, the Issuer and the Guarantors, any legal or equitable right, remedy or claim under or in respect of this Fourth Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3. Governing Law. This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4. Waiver of Jury Trial. THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 3.5. Severability. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.6. Ratification of Note Documents; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions hereof and thereof shall remain in full force and effect. This Fourth Supplemental Indenture does not constitute a novation of the Indenture or the Notes. Nothing in this Fourth Supplemental Indenture is intended, or shall be construed, to constitute an accord and satisfaction of any of the Obligations. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. From and after the date of this Fourth Supplemental Indenture, (a) each reference in the Indenture to “this Indenture,” “hereunder,” “herein”, “hereof” or words of similar import referring to the Indenture shall mean and be a reference to the Indenture as amended, supplemented, waived or otherwise modified

(including, without limitation, as it is amended, supplemented, waived or otherwise modified pursuant to this Fourth Supplemental Indenture) and (b) each reference in the Notes to the Indenture shall mean and be a reference to the Indenture as amended, restated, amended and restated, supplemented, waived or otherwise modified (including, without limitation, as it is amended, supplemented, waived or otherwise modified pursuant to this Fourth Supplemental Indenture).

SECTION 3.7. The Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer by action or otherwise, (iii) the due execution hereof by the Issuer or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

SECTION 3.8. Counterparts. The parties hereto may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes.

SECTION 3.9. Headings. The headings of the Articles and the Sections in this Fourth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.10. Effectiveness. This Fourth Supplemental Indenture shall be effective and operative as of the date of this Fourth Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

DIEBOLD NIXDORF INCORPORATED,
as Issuer

By:	/s/ Jeffrey Rutherford
Name: Jeffrey Rutherford
Title: Executive Vice President and Chief Financial Officer

DIEBOLD GLOBAL FINANCE CORPORATION,
as Guarantor

By:	/s/ James Barna
Name: James Barna
Title: Vice President and Treasurer

DIEBOLD HOLDING COMPANY, LLC,
as Guarantor

By:	/s/ James Barna
Name: James Barna
Title: Vice President and Treasurer

DIEBOLD SST HOLDING COMPANY, LLC,
as Guarantor

By:	/s/ James Barna
Name: James Barna
Title: Vice President and Treasurer

[Signature Page to 2024 Notes Fourth Supplemental Indenture]

GRIFFIN TECHNOLOGY INCORPORATED,
as Guarantor

By:	/s/ Elizabeth Radigan
Name: Elizabeth Radigan
Title: Vice President and Secretary

DIEBOLD SELF-SERVICE SYSTEMS,
as Guarantor

By:	/s/ James Barna
Name: James Barna
Title: Vice President and Treasurer

DIEBOLD NIXDORF DUTCH HOLDING B.V.,
as Guarantor

By:	/s/ Elizabeth Radigan
Name: Elizabeth Radigan
Title: Authorized Signatory

[Signature Page to 2024 Notes Fourth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ David A. Schlabach
Name: David A. Schlabach
Title: Vice President

[Signature Page to 2024 Notes Fourth Supplemental Indenture]